UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33190

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 29, 2025, NextNRG, Inc. (the “Company”) held an annual meeting of stockholders to vote on the following matters:

1. Election of Directors

Stockholders voted to elect the five nominees for director named below to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until the earlier of their resignation or removal, in accordance with the voting results below:

Nominee Name	For	Withhold	Broker Non-Votes
Michael D. Farkas	96,644,256	38,573	524,760
Daniel Arbour	96,650,076	32,753	524,760
Bennett Kurtz	96,612,228	70,600	524,761
Jack Leibler	95,877,611	805,398	524,580
Sean Oppen	96,610,699	72,309	524,581

2. Change in State of Incorporation from Delaware to Nevada

Stockholders voted to approve a change in the Company’s state of incorporation from Delaware to Nevada, in accordance with the voting results below:

For	Against	Abstain	Broker Non-Votes
95,755,366	926,685	782	524,756

3. Ratification of Independent Registered Public Accounting Firm

Stockholders voted to approve ratification of the selection of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, in accordance with the voting results below:

For	Against	Abstain	Broker Non-Votes
97,190,506	16,883	200	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: January 5, 2026	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer